QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ANACOMP, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

January 31, 2003

Dear Shareholder:

This year's annual meeting of shareholders will be held on Tuesday, February 25, 2003 at 10:00 a.m. local time, at Anacomp's principal offices, 15378 Avenue of Science, San Diego, CA 92128. You are cordially invited to attend.

The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of Anacomp by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders is important.

A copy of Anacomp's 2002 Annual Report on Form 10K is also enclosed for your information. At the annual meeting we will review Anacomp's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Edward P. Smoot
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held February 25, 2003

TO THE SHAREHOLDERS:

        Notice is hereby given that the annual meeting of the shareholders of Anacomp, Inc., an Indiana corporation, will be held on February 25, 2003 at 10:00 a.m. local time, in the Conference Center at our principal offices located at 15378 Avenue of Science, San Diego, CA 92128, for the following purposes:

        I. To elect seven directors to hold office for a one-year term and until their respective successors are elected and qualified.

        II. To transact such other business as may properly come before the meeting.

        Shareholders of record at the close of business on January 6, 2003 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement.

By Order of the Board of Directors

Paul J. Najar Executive Vice President Administration, General Counsel and Secretary

San Diego, California
January 31, 2003

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

-i-

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

        The accompanying proxy is solicited by the Board of Directors of Anacomp, Inc., an Indiana corporation, for use at its annual meeting of shareholders to be held on February 25, 2003, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the enclosed proxy are being mailed to shareholders on or about February 4, 2003. Unless the context requires otherwise, references to "we", "us", "our" and Anacomp refer to Anacomp, Inc.

SOLICITATION AND VOTING

        Voting Securities.    Only shareholders of record as of the close of business on January 6, 2003 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had outstanding 4,034,500 shares of Class A Common Stock and 4,034 shares of Class B Common Stock, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each shareholder of record as of that date is entitled to one vote for each share of Class A Common Stock or Class B Common Stock held. Unless the context requires otherwise, references to Common Stock refer to both Class A Common Stock and Class B Common Stock. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        Broker Non-Votes.    A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include, in most instances, the election of directors.

        Solicitation of Proxies.    We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        Voting of Proxies.    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a shareholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the election of director nominees included in this proxy statement. A shareholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of Anacomp a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        We have a Board of Directors consisting of seven directors, who serve until the next annual meeting of shareholders, and until their respective successors are duly elected and qualified. At each annual meeting of shareholders, directors are elected for a term of one year to succeed those directors whose terms expire at that annual meeting.

        The terms of each of the current directors will expire on the date of the upcoming annual meeting on February 25, 2003. Accordingly, seven persons are to be elected to serve as directors at the meeting. Management's nominees for election by the shareholders to those positions are Ralph B. Bunje, Jr., Jeffrey R. Cramer, Gary J. Fernandes, Fred G. Jager, David E. Orr, Edward P. Smoot and Michael E. Tennenbaum. If elected, the nominees will serve as directors until our Annual Meeting of Shareholders in 2004 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee(s) as we may designate.

        If a quorum is present, the seven nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes have no effect on the election of directors.

  The Board of Directors recommends a vote "FOR" the nominees named above.

        The following table sets forth the nominees for director to be elected at this meeting, information with respect to their ages and background.

Name	Position With the Company	Age	Director Since
Edward P. Smoot	Chairman of the Board of Directors	65	November 2, 2001
Jeffrey R. Cramer	President and CEO	49	N/A
David E. Orr	Director	51	January 1, 2002
Ralph B. Bunje, Jr.	Director	62	January 1, 2002
Gary J. Fernandes	Director	59	N/A
Fred G. Jager	Director	64	N/A
Michael E. Tennenbaum	Director	67	N/A

        Edward P. Smoot was elected Chairman of the Board on November 2, 2001, and President and Chief Executive Officer of Anacomp on August 10, 2000. Mr. Smoot resigned from his position as President effective March 18, 2002 and from his position as Chief Executive Officer effective as of September 30, 2002. Prior to joining Anacomp, Mr. Smoot was President and Chief Executive Officer of Nelco International from 1993 until 1999.

        Jeffrey R. Cramer was elected Chief Executive Officer on October 1, 2002 and President on March 18, 2002. Prior to that, he was our Senior Vice President-Technical Services since August 13, 1997. Mr. Cramer joined Anacomp in July 1996 with Anacomp's acquisition of COM Products, Inc., referred to as CPI, and served as Senior Vice President-Business Development from February to August 1997. Mr. Cramer had served as President of CPI since March 1987.

        David E. Orr is the President and Chief Executive Officer of Metro-Optix, a privately held telecommunications equipment company in Allen, Texas. He has held this position since January 16, 2002. From April 1997 through July 2001, Mr. Orr was the Chief Executive Officer of Pliant Systems, Inc. (formerly known as Broadband Technologies). In May 2001, Pliant filed for protection from its creditors in the United States Bankruptcy Court for the Eastern District of North Carolina. From 1991 through March 1997 Mr. Orr was President and CEO Of Alcatel Network Systems, a wholly owned subsidiary of Alcatel s.a., a French telecommunications equipment manufacturer. Prior to joining Alcatel, Mr. Orr was Vice President and General Manager of Rockwell International's Transmission Systems division.

        Ralph B. Bunje, Jr., CPA, is cofounder and partner of Bunje Lloyd & Co., a financial and real estate consulting practice in San Francisco since 1978. He is a cofounder and, since 1980, has served as President of Independent Exchange Services, Inc. a Qualified Intermediary for tax-deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended. In January 2001, he became a co-founder and President of Reverse Exchange Services, Inc., an exchange accommodation titleholder for Section 1031 reverse exchanges. He is the immediate Past President and a Member of the Board of Directors of the Federation of Exchange Accommodators and has served on the Board of Directors of Wedgwood Technology Corp. from 1985 until its merger with Endress & Hauser in 2001. Mr. Bunje was formerly a CPA with Deloitte & Touche, and an Account Executive with Dean Witter & Co., Inc. and Bache & Co. Inc.

        Gary J. Fernandes retired as Vice Chairman of Electronic Data Systems Corporation ("EDS"), a global information technology services company, in 1998, after serving as Senior Vice President and Director from 1984 to 1996 and 1981 to 1998, respectively, and as Chairman of EDS' A.T.Kearney management consulting services subsidiary from 1995 to 1998. After retiring from EDS, Mr. Fernandes founded Convergent Partners, Ltd., a venture capital partnership, and was a partner of Convergent from January to December 1999. He has served from 2000 to July 2002 as Chairman of GroceryWorks and since 2001 as Advisory Director of MHT Partners and as Chairman of FLF Real Estate Ventures. In 1999 Mr. Fernandes founded Voyagers The Travel Store Holdings, Inc., a chain travel agencies, and was president and sole shareholder of Voyagers. As a result of a down turn in travel after September 11, 2001, Voyagers filed Chapter 7 bankruptcy in the Northern District of Texas on October 4, 2001. Mr. Fernandes currently serves on the Board of Directors of 7-eleven, Inc., a worldwide operator, franchisor and licensor of convenience stores, BancTec, Inc., a privately held systems integration, manufacturing and services company, and webMethods, Inc, a Nasdaq listed company that provides software and services for end-to-end integration solutions.

        Fred G. Jager is founder, President and Chief Executive Officer of Hunter Wise Financial Group LLC and Hunter Wise Securities, LLC, a NASD broker-dealer, from April 1999 to present. From 1998 until 1999, Mr. Jager was Executive Vice President of Shoreline Pacific Equity, Ltd., an investment banking firm. From 1986 to 1998, he was employed in various executive capacities with Geneva Corporate Finance Inc., serving the last three years there as President. Mr. Jager also founded Jager & Company, Inc., a regional investment banker based in Denver. Mr. Jager currently serves on the Board of Directors of Intermarket Trading Company LLC, International Corporate Finance Group, International Business Brokers Association, Mission Energy L.L.C. and Structural Capital Markets L.L.C.

        Michael E. Tennenbaum has been the Managing Member of Tennenbaum & Co., LLC, a private investment firm, since its inception in June 1996 and is the Senior Managing Partner of Tennenbaum Capital Partners, LLC. Mr. Tennenbaum currently serves as the Chairman of the Board of Pemco Aviation Group, Inc., an aircraft maintenance and modification company, and as Vice Chairman of Party City Corporation, a retailer of party goods and supplies, and several privately held companies. From February 1993 until June 1996, Mr. Tennenbaum was a Senior Managing Director of Bear, Stearns & Co., Inc. and also held the position of Vice Chairman, Investment Banking.

  Board Meetings and Committees

        The Board of Directors held six meetings during the fiscal year ended September 30, 2002. The Board of Directors has an Audit Committee and a Compensation Committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served that were held during that period.

        The members of the Audit Committee during fiscal year 2002 were Ralph B. Bunje, Jr., David E. Orr and Charles M. Taylor. Each of the members of the Audit Committee is an "independent director"

pursuant to the requirements currently set forth in Rule 4200(a) of the NASD's listing standards. The functions of the Audit Committee include reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by Anacomp to any governmental body or to the public, (ii) Anacomp's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (iii) Anacomp's auditing, accounting and financial reporting processes in general. In addition, the Audit Committee serves as an independent and objective party to monitor Anacomp's financial reporting process and internal control systems, reviews and appraises the audit efforts and independence of Anacomp's auditors, and provides an open avenue of communication among the independent auditors, financial and senior management, and the Board. The Audit Committee held seven meetings during the fiscal year 2002.

        The members of the Compensation Committee during fiscal year 2002 were David E. Orr, Lloyd I. Miller and Wayne Barr, Jr. The Compensation Committee reviews and makes recommendations to the Board concerning compensation and benefits of all of our executive officers, administers our stock option plans and establishes and reviews general policies relating to compensation and benefits of our employees. The Compensation Committee held two meetings during the fiscal year ended September 30, 2002.

        On December 27, 2002, Special Value Bond Fund II ("Special Value"), a holder (together with affiliates) of approximately 27% of our common stock, submitted a slate of nominees (comprised of several of our incumbent directors and two new director candidates) for election at our upcoming annual meeting. In early January 2003, the Board of Directors (with two members abstaining) appointed an ad hoc committee of the Board, consisting of Mr. Smoot, Mr.Bunje and Mr. Orr, solely for the purpose of considering the individuals to be recommended for election at the upcoming annual meeting. This ad hoc committee met over a period of two days in January 2003 to consider the incumbent directors, the nominees submitted by Special Value and two additional director candidates who had previously been identified to Anacomp. The ad hoc committee interviewed all of these potential director candidates who were not currently serving as directors, interviewed Anacomp's CEO to determine management's perception of the skills needed on the Board and deliberated with respect to the qualifications of the candidates and the needs of the Company. After these deliberations, the ad hoc committee unanimously agreed upon the slate of directors contained in this Proxy Statement. On January 16, 2003, the Anacomp Board met to hear the report and recommendations of the ad hoc committee. At that meeting, the slate recommended by the ad hoc committee was approved by a majority of the Board of Directors, with one director abstaining and two directors voting against such slate. Members of the ad hoc committee and management have contacted Special Value, as well as our two largest other institutional shareholders, to discuss the process and the results of deliberations of the ad hoc committee and the Board of Directors. Neither Special Value nor any other shareholder has been requested to provide a proxy voting in favor of that slate. Following on the discussions with Special Value, Anacomp has entered into an agreement with Special Value, providing for the withdrawal of the Special Value nominations in return for Anacomp's commitment to nominate for election the slate of directors approved by the Board. In this agreement, Special Value agreed to vote for the Board nominees set forth in this Proxy Statement. Anacomp also agreed to advance any reasonable fees and expenses incurred by Special Value (and its affiliates) in connection with any proceeding in which Special Value and its affiliates are involved by reason of the agreement, subject to Special Value's obligation to reimburse Anacomp if it is finally determined that Special Value acted wrongfully. Other than for this agreement with Special Value and the consent of all nominees to stand for election, Anacomp is not aware of any arrangements or understandings between any shareholders or nominees pursuant to which they were selected or nominated as directors. Since the responsibilities of the ad hoc committee have been satisfied with the selection of the slate of nominees being recommended for election as director at the upcoming annual meeting, Anacomp does not expect that the ad hoc committee will continue to act. Anacomp's Board has not yet determined whether it will appoint a nominating or other committee to supplement its other existing committees during the current fiscal year.

INDEPENDENT AUDITORS

        The Board of Directors of Anacomp has selected Ernst & Young as independent auditors to audit the consolidated financial statements of Anacomp since May 29, 2002. The Board of Directors of Anacomp has not yet selected the Company's independent auditors for the fiscal year ending September 30, 2003 because it has been focusing on the Company's future business strategies. The Board of Directors of Anacomp expects to make the selection in the near future. A representative of Ernst & Young is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        Arthur Andersen LLP served as our independent auditors until May 23, 2002 when we notified Arthur Andersen of its dismissal as Anacomp's independent auditors. During Anacomp's fiscal years ended September 30, 2001 and 2000, and during the subsequent interim period though May 23, 2002, there were no disagreements between Anacomp and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304(a)(1)(iv) of Regulation S-K occurred during Anacomp's fiscal years ended September 30, 2001 and 2000, or during the subsequent interim period through May 23, 2002. The audit reports of Arthur Andersen on the consolidated financial statements of Anacomp as of and for the fiscal years ended September 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, but such reports did contain modifications concerning Anacomp's ability to continue as a going concern. Anacomp requested that Arthur Andersen furnish a letter to Anacomp addressed to the Securities and Exchange Commission stating whether it agrees with the statements above. A copy of Arthur Andersen's letter to the Securities and Exchange Commission dated May 28, 2002 was filed as an exhibit to a Current Report on Form 8-K filed by Anacomp regarding the dismissal of Arthur Andersen as Anacomp's independent auditors. The dismissal of Arthur Andersen followed Anacomp's decision to seek proposals from other independent accountants to audit the consolidated financial statements of Anacomp, and was approved by Anacomp's Board of Directors upon the recommendation of the Audit Committee. Ernst & Young was appointed to audit the financial statements of Anacomp for the fiscal year ending September 30, 2002. During the two most recent fiscal years of Anacomp ended September 30, 2001 and 2000, and the subsequent interim period through May 23, 2002, Anacomp did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The following table sets forth the aggregate fees billed to Anacomp from September 30, 2001 to May 23, 2002 by Arthur Andersen LLP:

Audit Fees		$172,000
Financial Information Systems Design and Implementation Fees	$	N/A
Fees related to Form S-1 Registration Statement		$90,000
All Other Fees		$179,119

        The following table sets forth the aggregate fees billed to Anacomp from May 29, 2002 to our fiscal year ended September 30, 2002 by Ernst & Young:

Audit Fees		$292,500
Financial Information Systems Design and Implementation Fees	$	N/A
All Other Fees		$104,798

        The Audit Committee has considered the role of Ernst & Young in providing tax services and other non-audit services to Anacomp and has concluded that such services are compatible with Ernst & Young's independence as Anacomp's auditors. Ernst & Young does not provide business consulting services to Anacomp.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of January 1, 2003, certain information with respect to the beneficial ownership of Anacomp's Common Stock by (i) each shareholder known by Anacomp to be the beneficial owner of more than 5% of Anacomp's Common Stock, (ii) each director and director- nominee of Anacomp, (iii) each executive officer named in the compensation table below, and (iv) all directors and executive officers of Anacomp as a group.

        Except as otherwise noted, the address of each person listed in the table is c/o Anacomp, Inc., 15378 Avenue of Science, San Diego, CA 92128. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Except in cases where community property laws apply or as indicated in the footnotes to this table, Anacomp believes that each shareholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such shareholder. The applicable percentage of ownership for each shareholder is based on 4,034,500 shares of Class A Common Stock and 4,034 shares of Class B Common Stock issued and outstanding as of January 1, 2003. To our knowledge there are no 5% beneficial holders of our Class B Stock.

Directors and Executive Officers

Name	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned	Percent of Class A Common Stock	Percent of Class B Common Stock
Wayne Barr, Jr.	500		—	*	*
Ralph B. Bunje, Jr	1,000		—	*	*
Gary J. Fernandes	—		—	*	*
Fred G. Jager	—		—	*	*
Lloyd I. Miller	468,870	(1)	—	11.6%	*
David E. Orr	1,000		—	*	*
Charles M. Taylor	1,000		—	*	*
Michael E. Tennenbaum	1,115,185	(2)	—	27.6%	*
Edward P. Smoot	—		—	*	*
Jeffrey R. Cramer	—		0.72	*	*
Linster W. Fox	—		—	*	*
Richard V. Keele	—		—	*	*
Paul J. Najar	—		—	*	*
David B. Hiatt	—		—	*	*
All directors and executive officers as a group (14 persons)	1,587,555		0.72	39.3%	*

(1)
The 467,897 shares are held as follows: (i) 100,932 shares held by the Milfam II, L.P.; (ii) 73,047 shares held by Lloyd Miller III, MIL GRATT; (iii) 126,347 share held by Milfam I, L.P.; (iv) 123,097 share held by Lloyd Miller III Trust A-4; and (v) 45,447 shares held directly by Mr. Miller. Mr. Miller disclaims beneficial ownership of all the securities described in this note except those held directly by him.

(2)
Mr. Tennenbaum beneficially owns 1,115,185 shares of Class A Common Stock over which he shares voting and dispositive power with Tennenbaum & Co., LLC, SVIM/MSM, LLC, SVIM/MSMII, LLC and SVAR/MM, LLC.

*
less than 1%.

Other Beneficial Holders of Common Stock

        The information set forth in the table below is based upon information provided to us by third parties. We have not been able to independently verify the information.

Shareholders*	Address	Class A Shares	%
Franklin Advisors, Inc.(1)	777 Mariner's Island Blvd. San Mateo, CA 94404	1,316,900	32.6%
Special Value Investment Management, LLC(2)	1100 Santa Monica Blvd., Ste. 210 Los Angeles, CA 90025	1,115,185	27.6%
Morgan Stanley Dean Witter & Co. and MSDW Advisors Inc.(3)	1585 Broadway New York, NY 10036	554,450	13.7%
Lloyd I. Miller, III(4)	4550 Gordon Drive Naples, FL 34102	468,870	11.6%

*
None of the shareholders in the above table own any Class B Common Stock.

(1)
Based on Schedule 13G filed on March 12, 2002.

(2)
Based on Schedule 13D filed on December 31, 2002. Includes shares held of record by Special Value Bond Fund LLC, Special Value Bond Fund II LLC, and Special Value Absolute Return Fund LLC, which are beneficially owned by Special Value Investment Management LLC, SVIM/MSM II LLC, Mr. Tennebaum and Tennebaum & Co., LLC.

(3)
Based on Schedule 13G filed on March 11, 2002.

(4)
Based on Schedule 13D filed on February 21, 2002 and 1,000 shares of stock issued to Mr. Miller by the Company under our 2002 Outside Directors Restricted Stock Plan.

8

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following Summary Compensation Table sets forth as to Anacomp's Chief Executive Officer and the other five most highly compensated Executive Officers all compensation awarded to, earned by, or paid to the executive officers for all services rendered in all capacities to Anacomp and our subsidiaries for the fiscal years ended September 30, 2002, 2001 and 2000, except as may otherwise be specifically noted.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Base Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
Edward P. Smoot Chairman of the Board of Directors, President(4)	2002 2001 2000	328,167 400,090 70,184	328,077 414,000 —	15,136 7,860 —	(5) (6)	25,000 — —	6,264 2,772 246
Jeffrey R Cramer President and Chief Executive Officer (effective 10/01/02)	2002 2001 2000	230,769 195,385 162,539	156,500 98,600 12,737	— — —		50,000 — —	3,329 2,850 880	(7) (8)
Linster W. Fox Director, Executive Vice President, And Chief Financial Officer	2002 2001 2000	189,423 170,962 139,490	95,000 84,248 7,588	— — —		30,000 — —	6,810 4,390 6,396	(7) (9)
Richard V. Keele Executive Vice President, Global Marketing and Sales	2002 2001 2000	185,000 172,882 142,426	92,500 105,852 21,165	— — —		30,000 — —	3,038 372 413	(7)
Paul J. Najar Executive Vice President—Administration, General Counsel and Secretary	2002 2001 2000	184,615 172,115 143,035	92,500 77,748 —	— — —		30,000 — —	2,645 891 90	(7) (10)
David B. Hiatt Executive Vice President and Chief Operating Officer(11)	2002 2001 2000	163,250 260,000 225,385	— 117,102 9,450	— — —		— — —	374,586 6,864 3,054	(7)(12) (13)

(1)
Except as noted below, the aggregate amount of perquisites and other personal benefits, securities or property, given to each executive officer named above valued on the basis of aggregate incremental cost to the Company did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each such officer during fiscal 2002, 2001 and 2000.

(2)
As a result of the confirmation of our plan of reorganization, effective December 31, 2001, all unexercised options outstanding prior to such date were cancelled and our prior stock option plans were terminated. In addition, any shares of restricted stock issued to any executives named above were cancelled. Anacomp adopted a new stock option plan, the 2001 Stock Option Plan, pursuant to which options were granted in the fiscal year 2002.

(3)
For each executive officer named above, includes reimbursement of medical expenses, as well as premiums paid by the Company on a group term life insurance policy for the benefit of each such person.

(4)
Mr. Smoot was appointed as the Company's Chief Executive Officer on March 18, 2002 and resigned from such position on September 30, 2002.

(5)
Represents $9,922 in temporary living expenses and $5,214 in income tax assistance for temporary living expense reimbursements.

(6)
Represents $3,981 in temporary living expenses and $3,879 in income tax assistance for temporary living expense reimbursements.

(7)
Includes a $2,500 contribution made by the Company to the Anacomp Savings Plus (or 401(k)) Plan.

(8)
Includes a $2,337 contribution made by the Company to the Anacomp Savings Plus (or 401(k)) Plan.

(9)
Includes a $674 contribution made by the Company to the Anacomp Savings Plus (or 401(k)) Plan.

(10)
Includes a $774 contribution made by the Company to the Anacomp Savings Plus (or 401(k)) Plan.

(11)
Mr. Hiatt resigned as the Company's Executive Vice President and Chief Operating Officer effective on April 30, 2002.

(12)
Includes $369,274 in severance and related payments paid during fiscal 2002.

(13)
Includes a $2,140 contribution made by the Company to the Anacomp Savings Plus (or 401(k)) Plan.

  Stock Options Granted in Fiscal Year 2002

        The following table provides the specified information concerning grants of options to purchase our Class A Common Stock made during the fiscal year ended September 30, 2002 to the persons named in the Summary Compensation Table:

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Individual Grants
	Number of Shares Underlying Options Granted(2)		% of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price Per Share(3)	Expiration Date
						5%	10%
Edward P. Smoot	25,000	(4)	11.9%	$26.00	8/1/12	$408,782	$1,035,932
Jeffrey R. Cramer	50,000		23.8%	$26.00	8/1/12	$817,563	$2,071,865
Linster W. Fox	30,000		14.3%	$26.00	8/1/12	$490,537	$1,243,119
Richard V. Keele	30,000		14.3%	$26.00	8/1/12	$490,537	$1,243,119
Paul J. Najar	30,000		14.3%	$26.00	8/1/12	$490,537	$1,243,119
Former Officers:
David B. Hiatt	—		—	—	—	—	—

(1)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)
All options granted under the 2001 Stock Option Plan are exercisable upon vesting and are not subject to repurchase by Anacomp. Except as described in footnote 4 below, shares generally vest at the rate of 1/4 on the first anniversary of the date of grant and 1/4 for each full year of continuous employment. Under the 2001 Stock Option Plan, the Board retains discretion to modify the terms, including the prices, of outstanding options. For additional information regarding options, see "Report of the Compensation Committee on Executive Compensation" below.

(3)
All options were granted at market value on the date of grant.

(4)
Mr. Smoot's options vest on the first anniversary date of grant.

  Option Exercises and Fiscal Year Year-End Values

        The following table provides the specified information concerning exercises of options to purchase our Common Stock in the fiscal year ended September 30, 2002, and unexercised options held as of September 30, 2002, by the persons named in the Summary Compensation Table above. A portion of the shares subject to these options are not yet vested, and therefore not exercisable. There were no exercises of options by any of the officers named in the Summary Compensation Table during the fiscal year ended September 30, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END VALUES

	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name
	Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
Edward P. Smoot	—	25,000	—	$18,750
Jeffrey R. Cramer	—	50,000	—	$37,500
Linster W. Fox	—	30,000	—	$22,500
Richard V. Keele	—	30,000	—	$22,500
Paul J. Najar	—	30,000	—	$22,500
Former Officers:
David B. Hiatt	—	—	—	—

(1)
Based on market value of $26.75, the closing price of our Class A Common Stock on September 30, 2002, as reported by OTC BB.

(2)
The options are exercisable upon vesting and not subject to repurchase by Anacomp. None of the options shares vested as of September 30, 2002.

Employment Contracts and Termination of Employment and Change of Control Arrangements.

        Of the Executive Officers, only Jeffrey R. Cramer is currently a party to an employment agreement with Anacomp. However, David B. Hiatt was party to an employment agreement with Anacomp that was superceded in fiscal year 2002 by an agreement terminating his employment. Set forth below is a brief description of each such employment or termination agreement.

        Jeffrey R. Cramer.    Mr. Cramer entered into an employment agreement with Anacomp, dated August 21, 2000, which provides for an initial term of one year and which is automatically renewable thereafter for additional one-year terms. As a part of that employment agreement, Mr. Cramer also entered into a covenant not to compete with us while an employee or as a consultant to us after any termination of employment, and not to solicit our customers for a period of two years following any termination of employment. The agreement also provides for the following severance benefits if we terminate Mr. Cramer's employment without cause or advance notice: (a) biweekly base pay for a period of one year from the date of termination, such payments to be made on the Company's regular paydays and (b) continuation of his health insurance benefits on our plan pursuant to an election of COBRA by Mr. Cramer paid by the Company for one year.

        David B. Hiatt.    Mr. Hiatt entered into an employment agreement with Anacomp, dated April 12, 1999, which provided for an initial term of two years and which was automatically renewable thereafter for additional one-year terms. In April 2002, Mr. Hiatt and Anacomp entered into an agreement pursuant to which the parties agreed to terminate Mr. Hiatt's employment agreement, effective April 19, 2002. In connection therewith, Anacomp agreed, among other matters: (a) to pay Mr. Hiatt the equivalent of his cash compensation over the prior 12-month period, including regular incentive bonuses, and (b) to pay Mr. Hiatt's and his eligible family members group health care coverage for the twelve-month period following the Effective Date of the agreement. In connection with his departure from Anacomp, Mr. Hiatt agreed to honor the confidentiality, non-compete, and employee and customer non-solicitation clauses in his employment agreement.

        All options granted to date pursuant to the 2001 Stock Option Plan contain provisions pursuant to which unvested portion of outstanding options become fully vested (i) upon change of control if the options are not assumed by the acquiring corporation or (ii) termination after change of control.

  Compensation of Directors

        Our non-employee directors currently receive $750 for each meeting of the Board of Directors they attend and $500 for each committee meeting they attend. During the 2002 fiscal year, each of our non-employee directors also received a grant of 1,000 shares of stock under our 2002 Outside Director Restricted Stock Plan except for Mr. Barr who received 500 shares reflecting a partial year of service following his election in during the middle of the year. Anacomp directors who are also employees of Anacomp did not receive any compensation for their services as members of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain two compensation plans that provide for the issuance of our Class A Common Stock to officers and other employees, directors and consultants. These consist of the 2001 Stock Option Plan, which has been approved by shareholders, and the 2002 Outside Director Restricted Stock Plan (the "2002 Plan"), which has not been approved by shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of September 30, 2002:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders	210,000	$26.00	193,400
Equity compensation plans not approved by shareholders(1)	2,000	N/A	3,000

Total	212,000		196,400

(1)
Consists of shares that are outstanding, and shares available for future issuance, under the 2002 Plan. The material features of the 2002 Plan are described below.

Material Features of the 2002 Outside Director Restricted Stock Plan

        As of September 30, 2002, we had reserved 5,000 shares of Class A Common Stock for issuance under the 2002 Plan. The 2002 Plan provides for the granting of restricted shares of Class A Common Stock to outside directors, the consideration for which shall be services actually rendered to Anacomp for its benefit. Shares granted under the 2002 Plan may be made subject to vesting conditioned upon the satisfaction of service requirements, conditions, restrictions or performance criteria, as shall be established by the Board. Some of the shares that have been granted under the 2002 Plan are subject to full acceleration of vesting in the event of a change of control of Anacomp.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee, during fiscal year ended September 30, 2002, was an officer or employee of Anacomp or any of its subsidiaries, or was formerly an officer of Anacomp or any of its subsidiaries, or had any relationships requiring disclosure by Anacomp.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Effective May 15, 2002, Steven G. Singer resigned from Anacomp's Board of Directors. In consideration for Mr. Singer's contribution to Anacomp prior to and during his tenure as a board member and for consulting services as needed by the Company, we agreed to pay Mr. Singer $100,000, in the aggregate, payable in cash in three equal installments for a period of three years from the effective date of his resignation. The first payment was made in May 2002 and the two remaining payments will be made on May 15, 2003 and May 15, 2004, respectively.

        Effective September 30, 2002, Edward P. Smoot resigned as Chief Executive Officer. He remains as Chairman of the Board. Mr. Smoot will remain as a part-time employee of the Company to work on special projects for the Company for one year. We agreed to pay Mr. Smoot $50,000 for his part-time services for one year and if he works in excess of a certain number of hours in a pay period, Mr. Smoot will be paid for such excess hours at an hourly rate commensurate with his bi-weekly pay in effect prior to his part-time employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believes that all filing requirements applicable to our executive officers, directors and greater-than-10% shareholders were complied with.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is comprised of non-employee directors. The members of the Compensation Committee during fiscal year 2002 were David E. Orr, Lloyd I. Miller and Wayne Barr, Jr. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of Anacomp. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary levels. Many of the policies, plans, bonus targets and employment arrangements were established by members of the previous Compensation Committee who ceased serving as directors upon Anacomp's emergence from its Chapter 11 bankruptcy proceedings.

        The goals of Anacomp's Executive Officer Compensation Policies are to attract, retain and reward executive officers who contribute to Anacomp's success, to align executive officer compensation with Anacomp's performance and to motivate executive officers to achieve Anacomp's business objectives. Anacomp uses salary, bonus compensation and option grants to attain these goals. As more fully set forth in the Compensation Committee Charter, the Compensation Committee is responsible for setting and administrating policies governing compensation of executive officers. The Committee reviews the performance and compensation levels for executive officers, sets salaries and bonus levels and approves option grants. The Compensation Committee reviews various available data, including compensation surveys, to enable the Compensation Committee to compare Anacomp's compensation package with that of other technology companies of similar size and growth rates in Anacomp's geographic area.

        The Compensation Committee sets salaries for each executive officer with reference to a range of salaries for comparable positions among technology companies of similar size, growth rate and location. The Compensation Committee considers the achievements of individual executive officers during the prior fiscal year as measured against key company-wide objectives, as well as the executive officer's performance of his or her individual responsibilities. The Compensation Committee also considers relative levels of responsibility among the executive officers in attempting to reach equitable and appropriate projected compensation levels. For executive officers other than the CEO, the Compensation Committee obtains recommendations from the CEO. Salaries are typically set with a target of having a significant portion of executive officer cash compensation being based on company and individual performance. As such, base salaries are set below comparable positions in other companies, and executive officers can bring their compensation levels up to the average for other companies only if they achieve the objectives that will result in receipt of a bonus.

        Executive officers participate in a bonus plan. The Compensation Committee determines the amount of an individual's bonus based on objective performance factors relating to Anacomp's financial performance and the achievement of established goals within each officer's area of responsibility. If the goals are met or exceeded, cash bonuses will cause the total cash compensation package to be comparable to the middle of the range of salary and bonus packages for comparable companies.

        Anacomp also believes that equity ownership by executive officers provides incentives to build shareholder value and aligns the interests of executive officers with the shareholders. To achieve this, Anacomp grants stock options to its executive officers. The size of an initial option grant to an executive officer has generally been determined with reference to comparable equity compensation offered by similarly sized technology companies for similar positions, the expected future contributions of the executive officer, and recruitment considerations. In determining the size of any subsequent grants, the Compensation Committee considers the individual executive officer's performance during the previous fiscal year(s), expected contributions during the coming year, the amount of options already held and the level of recent grants.

        The Compensation Committee has approved an Incentive Compensation Plan (the "Incentive Plan") to formally link cash bonuses for executive officers to Anacomp's operating performance. Pursuant to the Incentive Plan, the amount of bonuses paid is dependent upon Anacomp meeting appropriate business targets. The Compensation Committee believes that this type of bonus program, in which bonuses are based on Anacomp's attaining established financial targets, properly align the interests of Anacomp's executive officers with the interests of shareholders. The Compensation Committee establishes for each executive officer an amount that may be awarded to such executive officer if the Corporate Performance Goal is met (a "Target Award"). Each executive officer's Target Award is an amount equal to such percentage of the base salary paid to such executive officer as the Compensation Committee determines. In addition to bonuses paid in connection with corporate performance, the Compensation Committee, in its discretion, may provide a bonus based on individual achievement of individual performance goals, established at the beginning of the year. The Compensation Committee has established cash performance goals as the basis for payment of bonuses and profit sharing under the Incentive Plan. The cash performance goals include a combination of earnings before interest, other income, reorganization items, restructuring charges, taxes, depreciation and amortization, asset impairment charges and extraordinary items (EBITDA) less capital expenditures. In fiscal year 2002, we achieved the established cash performance goals.

        The Compensation Committee approved Mr. Smoot's compensation as President and Chief Executive Officer, including his base salary of $400,000 and bonus. The Committee considered this level of payment appropriate in view of Mr. Smoot's tremendous success in the financial restructuring of the Company and returning it to a position of financial viability. The Committee also considered the compensation practices and performances of other similar companies that are most likely to compete with the Company for the services of a Chief Executive Officer. In January 2002, the Committee approved Mr. Smoot's request to lower his salary and bonus upon Mr. Cramer's promotion to the position of President. The Committee decided to grant Mr. Smoot's request as reflected in the Summary Compensation Table. Mr. Smoot's bonus was based upon the Company's achievement of established cash performance goals as the basis for payment of bonuses and profit sharing under the

Incentive Plan for Senior Executives. The cash performance goals include a combination of EBITDA less capital expenditures. The Committee also awarded Mr. Smoot an option grant of 25,000 shares with a vesting on August 1, 2003 to recognize his effectiveness in leading the Company through its reorganization, to compensate him for transitioning his responsibilities to Mr. Cramer and to provide for him a significant incentive to enhance shareowners' value. In addition, the Board entered in a part-time employment agreement with Mr. Smoot for Fiscal Year 2003 which requires Mr. Smoot, when requested by the Company, to be available to work on special projects for the Company. Mr. Smoot will receive an annual salary of $50,000 for a one year period and if he works in excess of a certain number of hours in a pay period, Mr. Smoot will be paid for such excess hours at an hourly rate commensurate with his bi-weekly weekly pay in effect prior to his part-time employment.

COMPENSATION COMMITTEE
David E. Orr Lloyd I. Miller Wayne Barr, Jr.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Anacomp's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Ernst & Young is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an "independent director" as defined in the current listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this Proxy Statement as Appendix A. The charter currently is under review and will be revised to conform to applicable rules with respect to the Audit Committee once The Nasdaq Stock Market adopts the requirements of those rules.

        The Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2002 (the "FY02 Audited Financial Statements") with Company management and with Ernst & Young LLP ("Ernst & Young"), the Company's independent auditors. The Committee has discussed and reviewed with the auditors all matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Ernst & Young, with and without management present, to discuss the overall scope of Ernst & Young's audit, the results of its examinations, its evaluations of Anacomp's internal controls and the overall quality of its financial reporting.

        The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Anacomp that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

        Based on the review and discussions referred to above, the committee recommended to the Board of Directors that Anacomp's audited financial statements be included in Anacomp's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

AUDIT COMMITTEE
Ralph B. Bunje Jr. David E. Orr Charles M. Taylor

COMPARISON OF SHAREHOLDER RETURN

        On October 19, 2001, we filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, together with a prepackaged plan of reorganization, and we emerged from bankruptcy effective December 31, 2001. As a result, all shares of common stock outstanding on December 31, 2001 were cancelled on such date and new common stock was issued. Pursuant to the plan of reorganization, new Class A Common Stock was distributed to the holders of the outstanding subordinated notes and new Class B Common Stock was issued and distributed to holders of previously existing Anacomp common stock. As of January 1, 2003, Class B Common Stock represents approximately 0.1% of the total issued and outstanding capital stock of Anacomp and is not actively traded. Therefore, set forth below is a line graph comparing the monthly percentage change in the cumulative total return on our Class A Common Stock with the cumulative total returns of the CRSP Total Return Index for the Nasdaq Stock Market and the NASDAQ Computer and Data Processing Index for the period commencing on February 11, 2002 (the first day of trading after the emergence from Chapter 11 bankruptcy) and ending on September 30, 2002, our fiscal year-end.(1)

Comparison of Cumulative Total Return From February 11, 2002 through September 30, 2002(1):
Anacomp, CRSP Total Return Index for the Nasdaq Stock Market
and NASDAQ Computer and Data Processing Index

	02/11/02	02/28/02	03/28/02	04/30/02	05/31/02	06/28/02	07/31/02	08/30/02	09/30/02
Anacomp	$100	$121.591	$122.727	$129.545	$131.818	$118.182	$118.182	$100.00	$109.091
Nasdaq Stock Market	$100	$93.888	$99.960	$91.658	$87.615	$79.679	$72.404	$71.637	$63.927
Nasdaq Computer & Data	$100	$95.191	$97.987	$82.957	$77.656	$77.877	$68.401	$68.740	$60.278

(1)
Assumes that all dividends have been reinvested. No cash dividends have been declared on our Class A Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included in our proxy materials for the 2004 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than September 25, 2003. Should a shareholder proposal be brought before the 2004 annual meeting, regardless of whether it is included in our proxy materials, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if:

  •
  we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on December 20, 2003; or

  •
  we receive notice of the proposal prior to such time and provide information in our proxy statement (a) regarding the nature of the matter and (b) advising shareholders how management intends to exercise its discretion to vote on the matter.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2003 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

Paul J. Najar Executive Vice President Administration, General Counsel and Secretary

APPENDIX A

Audit Committee Charter

ANACOMP, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

I.    STATEMENT OF POLICY

        This Charter specifies the scope of the responsibilities of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Anacomp, Inc. (the "Company"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

  A.
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

  B.
  Review and appraise the audit efforts and independence of the Company's auditors.

  C.
  Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

        The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.    ORGANIZATION AND MEMBERSHIP REQUIREMENTS

        The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

  A.
  is not an employee of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

  B.
  is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

  C.
  has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation);

  D.
  has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  E.
  is not an executive of another entity on whose Compensation Committee any of the Company's current executives serves.

        All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable time after their appointment. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

        The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.  MEETINGS

        The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company's financial statements consistent with Section IV.A.5. below.

IV.  SPECIFIC DUTIES

        To fulfill its responsibilities and duties the Committee shall:

  A.
  Documents/Reports to Review

  1.
  Review and reassess the Charter's adequacy periodically, and at least annually, as conditions dictate.

  2.
  Review the Company's annual audited financial statements, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

  3.
  Review the regular Management Letter to management prepared by the independent auditors and management's response.

  4.
  Review related party transactions for potential conflicts of interests.

  5.
  Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-Ks and Form 10-Qs, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. These meetings should include a discussion of the independent auditors, judgment of the quality of the Company's accounting and any uncorrected misstatements as a result of the auditors quarterly review.

  6.
  Based on the review and discussions referred to in Sections IV.A.2, IV.A.5 and IV.B.2, determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

  7.
  Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of

2

      recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

  B.
  Independent Auditors

  1.
  Recommend to the Board the selection of the independent auditors, considering independence and effectiveness. The independent auditors will ultimately be accountable to the Committee and the Board.

  2.
  Obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

  3.
  Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

  4.
  Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

  5.
  Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

  C.
  Financial Reporting Processes

  1.
  In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

  2.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  3.
  Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

  D.
  Process Improvement

  1.
  Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  2.
  Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3.
  Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

  4.
  Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

  5.
  Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

  E.
  Ethical and Legal Compliance

  1.
  Review whether management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

3

    2.
    Review whether management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

    3.
    Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

    4.
    Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

    5.
    Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

    6.
    Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

    7.
    If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

4

PROXY

ANACOMP, INC.
15378 Avenue of Science
San Diego, CA 92128

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Edward P. Smoot and Paul J. Najar, and each of them, proxies and attorneys-in-fact, with the power of substitution (the action of both of them or their substitutes present and acting or if only one be present and acting then the action of such one to be in any event controlling), to vote all stock of the undersigned at the 2003 Annual Meeting of Shareholders of Anacomp, Inc., and at any adjournment thereof as follows:

This proxy is continued on the reverse side.
Please sign on the reverse side and return promptly.

/*\ FOLD AND DETACH HERE/*\

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is made, this proxy will be voted for proposals 1 and 2.

Please mark your votes as indicated in this example.	☒
		FOR	WITHHELD FOR ALL
1.	Election of Directors (1) Messrs. R.B. Bunje, Jr., (2) J.R. Cramer, (3) G.J. Fernandes, (4) F.G. Jager, (5) D.E. Orr, (6) E.P. Smoot and (7) M.E. Tennenbaum	☐	☐	2.	To vote in accordance with the views of a majority of the Board of Directors on the transaction of such other business as may properly come before the meeting and any adjournment thereof.
WITHHELD FOR: (Write that nominee's name in the space provided below)

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐
Please disregard if you have previously provided your consent decision.	☐

By checking the box to the right, I consent to the future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand I may revoke my consent at anytime by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.
Signature	Signature	Date

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ FOLD AND DETACH HERE/*\

Dear Shareholder:

On behalf of the Board of Directors of Anacomp, Inc., thank you for your continued interest and support.

We realize that many of you may be unable to attend our Annual Meeting of Shareholders in February. Because your vote is important, we encourage you to promptly complete and return your proxy.

Regards,

Phil Smoot, Chairman

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held February 25, 2003
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INDEPENDENT AUDITORS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Directors and Executive Officers
Other Beneficial Holders of Common Stock
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES
Employment Contracts and Termination of Employment and Change of Control Arrangements.
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF SHAREHOLDER RETURN
Comparison of Cumulative Total Return From February 11, 2002 through September 30, 2002(1): Anacomp, CRSP Total Return Index for the Nasdaq Stock Market and NASDAQ Computer and Data Processing Index
SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
APPENDIX A Audit Committee Charter